Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 2013 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in The Goodyear Tire & Rubber Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio

July 30, 2013